UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                                                                                                September 8, 2008

MINE CLEARING CORP.
(Exact name of registrant as specified in its chapter)

Nevada	000-52944	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
#640 – 801 6th Ave. SW, Calgary, Alberta, Canada		T2P 3W2
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (403) 681-6249

Peak Resources Incorporated
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 8, 2008, the company changed its name from “Peak Resources Incorporated” to “Mine Clearing Corp.” by a majority vote of the shareholders.  As a result of the name change, the company will change its trading symbol to “MCCO” effective on the opening of market on September 9, 2008.  The company also increased its authorized capital to 200 million shares.

See Exhibit 3.3 - Certificate of Amendment for more details.

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Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
3.3	Certificate of Amendment dated September 8, 2008.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Mine Clearing Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

MINE CLEARING CORP.

Dated:  September 8, 2008                                                                        By:/s/ Larry Olson
Larry Olson
Principal Executive Officer

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Exhibit 3.3

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